Exhibit (a)(1)(E)

OFFER TO PURCHASE

Up to 4,651,162 Shares of its Common Stock

at a Purchase Price Not Greater Than $5.38 Per Share Nor Less Than $4.30 Per Share

For Not More Than $20,000,000 Cash

by

VICOR CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 21, 2012, UNLESS THE OFFER IS EXTENDED OR

WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

November 26, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 26, 2012 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Vicor Corporation, a Delaware corporation (“Vicor” or the “Company”), to purchase for cash up to 4,651,162 shares of its common stock, par value $0.01 per share (the “Common Shares”), pursuant to (i) “Auction Tenders” at prices specified by the tendering holders of not more than $5.38 per Common Share (the “Maximum Purchase Price”) nor less than $4.30 per Common Share (the “Minimum Purchase Price”), or (ii) “Purchase Price Tenders” made by tendering holders choosing not to specify a price at which such Common Share may be purchased by the Company, in either case upon the terms and subject to the conditions described in this Offer to Purchase and in the accompanying Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

After the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will examine the prices chosen by holders for all Common Shares properly tendered and not properly withdrawn. All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Common Shares tendered at or below the Purchase Price may not be purchased if more than the number of Common Shares the Company seeks are properly tendered and not properly withdrawn. Only Common Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $20,000,000, the Company will purchase Common Shares: (i) first, owned beneficially or of record by a holder of fewer than 100 Common Shares who properly tenders all of such Common Shares at or below the Purchase Price (partial tenders will not qualify for this preference) and completes, or whose broker, bank or other nominee completes, the section captioned “Odd Lots” in the Letter of Transmittal; (ii) second, from all holders who properly tender Common Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Common Shares (except for holders who tendered Common Shares conditionally for which the condition was not satisfied), until the Company has purchased Common Shares resulting in an aggregate purchase price of $20,000,000; and (iii) third, only if necessary to permit the Company to purchase Common Shares resulting in an aggregate purchase price of $20,000,000, from holders who properly tender Common Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, holders whose Common Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Common Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the odd lot priority, proration and conditional tender provisions described above, the Company may not purchase all of the Common Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Common Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Common Shares at a price not greater than $5.38 nor less than $4.30 per Common Share, in even increments, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2.	You should consult with your broker or other financial or tax advisor regarding the possibility of designating the priority in which your Common Shares will be purchased in the event of proration.

3.	The Offer is not conditioned upon obtaining financing or any minimum number of Common Shares being tendered. Vicor will fund any purchase of Common Shares pursuant to the Offer, including related fees and expenses, from available cash. Additionally, the Offer is subject to a number of other terms and conditions. See Section 7 of the Offer.

4.	The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on December 21, 2012, unless the Offer is extended or withdrawn by Vicor.

5.	Tendering holders whose Common Shares are registered in their own names and who tender directly to Computershare Trust Company, N.A., the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Common Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Common Shares on your behalf.

6.	If you wish to tender Common Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Common Shares. We must submit separate Letters of Transmittal on your behalf for each price at which you are tendering Common Shares.

7.	If you wish to tender Common Shares subject to the condition that all or a specified minimum number of your Common Shares tendered must be purchased if any Common Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.	Any tendering holder or other payee who is a “U.S. Holder” (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to federal income tax backup withholding of 28% (scheduled to increase to 31% on January 1, 2013, unless further legislative action is taken) of the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from backup withholding. See Section 3 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Common Shares, we will tender all your Common Shares unless you specify otherwise on the attached Instruction Form. If you wish to tender Common Shares at more than one price, you must complete multiple forms as provided in Instruction 6 above.

Your prompt action is requested. Your Instruction Form or Forms should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on December 21, 2012, unless the Offer is extended or withdrawn.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of offers to sell Common Shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction in which the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY’S BOARD OF DIRECTORS OR EXECUTIVE OFFICERS, THE INFORMATION AGENT, OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE

Up to 4,651,162 Shares of its Common Stock

at a Purchase Price Not Greater Than $5.38 Per Share Nor Less Than $4.30 Per Share

For Not More Than $20,000,000 Cash

by

VICOR CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 26, 2012 (the “Offer to Purchase”), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Vicor Corporation, a Delaware corporation (Vicor or the “Company”), to purchase for cash up to 4,651,162 shares of its common stock, par value $0.01 per share (the “Common Shares”), pursuant to (i) “Auction Tenders” at prices specified by the tendering holders of not more than $5.38 per Common Share (the “Maximum Purchase Price”) nor less than $4.30 per Common Share (the “Minimum Purchase Price”), or (ii) “Purchase Price Tenders” made by tendering holders choosing not to specify a price at which such Common Share may be purchase by the Company, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the accompanying Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Common Shares indicated below or, if no number is indicated, all Common Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (i) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (ii) the undersigned is voluntarily participating in the Offer; (iii) the future value of the Common Shares is unknown and cannot be predicted with certainty; (iv) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (v) any foreign exchange obligations triggered by the undersigned’s tender of Common Shares or the receipt of proceeds are solely his or her responsibility; and (vi) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Common Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Common Shares to be tendered by you for the account of the undersigned:

             Common Shares

Unless otherwise indicated, we will assume all Common Shares held for your account are to be tendered.

The undersigned acknowledges the need to complete a separate Instruction Form in the event a holder wishes to tender portions of his or her Common Shares at more than one price. The undersigned also acknowledges that the same Common Shares cannot be tendered at more than one price.

The undersigned is tendering common shares as indicated below:

A.	AUCTION PRICE TENDER

PRICE PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED:

(CHECK ONLY ONE BOX)

☐ $4.30	☐ $4.59	☐ $4.89	☐ $5.18
☐ $4.40	☐ $4.69	☐ $4.99	☐ $5.28
☐ $4.50	☐ $4.79	☐ $5.09	☐ $5.38

By checking one of the boxes above instead of the box under “COMMON SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER” below, the undersigned is tendering Common Shares at the price indicated. If the Purchase Price (as defined in the Offer to Purchase) is less than the price indicated above, none of the Common Shares tendered will be purchased. [If you wish you to tender portions of your Common Shares at more than one price, you must indicate so and we must send separate Letters of Transmittal for each price at which you wish to tender your Common Shares. The same Common Shares cannot be tendered at more than one price.] (do we need something like this language to make it sync with the Letter of Transmittal? CJS

OR

B.	PURCHASE PRICE TENDER

TENDER AT A PRICE DETERMINED PURSUANT TO THE OFFER:

☐	By checking this one box instead of an individual box associated with a specified price, the undersigned is tendering Common Shares and willing to accept the Purchase Price in accordance with the terms set forth in the Offer to Purchase. This action will maximize the chance of having the Company purchase the tendered Common Shares (subject to the possibility of proration). The undersigned acknowledges that this election is deemed to be a tender of Common Shares at the minimum price of $4.30 per Common Share and could result in receipt of a price per share as low as $4.30.

CHECK ONE, AND ONLY ONE, BOX ON THIS PAGE. IF MORE THAN ONE BOX IS CHECKED, OR

IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Instruction 13 to the Letter of Transmittal)

A tendering holder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Common Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased.

It is the tendering holder’s responsibility to calculate the minimum number of Common Shares that must be purchased from the holder in order for the holder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Holders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any holder tendering Common Shares. Unless this box has been checked and a minimum number of Common Shares specified, your tender will be deemed unconditional.

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Common Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IMPORTANT—SIGN HERE

Signature(s):

Dated:

Name(s) (please print):

Fiduciary or Representative Capacity (Full Title):

Address:

Daytime Area Code and Telephone Number:

Tax Identification or Social Security Number:

(See Form W-9)